Exhibit 99.1
ZipRecruiter Announces Third Quarter 2021 Results
Quarterly revenue increased to $213 million, up 107% y/y.
Strong performance and robust demand for ZipRecruiter’s marketplace enables Company to raise full-year guidance.
SANTA MONICA, CA, November 10, 2021 – ZipRecruiter®, a leading online employment marketplace, today announced financial results for the quarter ended September 30, 2021. ZipRecruiter’s complete third quarter financial results, financial guidance and management commentary can be found by accessing ZipRecruiter’s shareholder letter on the quarterly results page of the Investor Relations website at investors.ziprecruiter.com.
“ZipRecruiter delivered a record revenue quarter, as macroeconomic and hiring trends are strong. With demand for talent remaining high and job seeking activity still below pre-pandemic levels, our mission of actively connecting people to their next great opportunity has never been more important. It’s against this unique macroeconomic backdrop that we’re pleased to issue strong Q4 guidance and raise revenue and Adjusted EBITDA expectations for 2021,” said Ian Siegel, CEO of ZipRecruiter.
Conference Call Details
ZipRecruiter will host a conference call today, November 10 at 2:00 p.m. Pacific Time to discuss its financial results. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website at investors.ziprecruiter.com. An archived version will be available on the website two hours after the completion of the call until Wednesday, November 17, 2021. Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States, and mention the passcode, “ZipRecruiter” or by referencing conference ID "9351892”. To listen to the telephonic replay please dial +1 (800) 770-2030 or +1 (647) 362-9199 for callers outside the United States and enter replay code “9351892”.

Exhibit 99.1
Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements that reflect ZipRecruiter’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important factors discussed under the caption “Risk Factors” in our Registration Statement on Form S-1/A filed on April 30, 2021 with the U.S. Securities and Exchange Commission (“SEC”) and our Quarterly Report on Form 10-Q for the three months ended September 30, 2021 that we will file with the SEC.

Exhibit 99.1
There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. ZipRecruiter does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
ABOUT ZIPRECRUITER
ZipRecruiter® (www.ziprecruiter.com) is a leading online employment marketplace that actively connects people to their next great opportunity. ZipRecruiter’s powerful matching technology improves the job search experience for job seekers and helps businesses of all sizes find and hire the right candidates quickly. ZipRecruiter has been the #1 rated job search app on iOS & Android for the past four years1 and is rated the #1 employment marketplace by G2.2

CONTACTS
Investors:
Alex Wellins
The BlueShirt Group, for ZipRecruiter
ir@ziprecruiter.com

Corporate Communications:
Shauna Wynne
Public Relations Manager, ZipRecruiter
press@ziprecruiter.com

1 Based on ratings information for the Google Play Store and Apple App Store from the AppFollow platform, during the period of March 2017 to Feb 2021 for the job seeker apps of ZipRecruiter, CareerBuilder, Craigslist, Glassdoor, Indeed, LinkedIn, and Monster.
2 Based on G2 satisfaction ratings as set forth in G2, Best Job Boards Software, https://www.g2.com/categories/job-boards?utf8=%E2%9C%93&order=top_shelf (last visited January 25, 2021).